Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post Effective Amendment on Form S-1 to certain Registration Statements on Form S-4 (the “Registration Statement”) of our reports dated February 6, 2004, except for Note 2, as to which the date is February 17, 2004, relating to the financial statements and financial statement schedule of Triton PCS, Inc. and its subsidiaries, which appear in the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

April 19, 2004